SHARE PLEDGE AGREEMENT


This day, the eighteenth day of July, nineteen hundred and ninety-six, appeared before me, Monique Martina Johanna Maria Wijnhoven, Esq, deputy civil law notary residing at Amsterdam, hereinafter referred to as the "civil law notary", representing the office of Hendrik van Wilsum, Esq., a civil law notary in Amsterdam, who is absent on leave: ___________ Mister Tjien Hauw Liem, Esq., deputy civil law notary, residing at 1186 BB Amstelveen, Karmel 10, born at Jakarta, Indonesia, on the sixteenth day of March, nineteen hundred and sixty-three, married, holder of the Dutch passport with number: M191593 acting for the purposes hereof as attorney in fact of:

1. Central European Media Enterprises N.V., a limited liability company, established under the laws of the Netherlands Antilles, having its registered office at Curacao (Netherlands Antilles), and with address:
         Kaya Douwe Zalm 1-L, Curacao, hereinafter referred to as the "Pledgor", and as such representing the Pledgor;

2. ING Bank N.V., a limited liability company, having its registered office at Amsterdam, with address: Strawinskylaan 2631, 1077 ZZ Amsterdam, in this respect officiating at Bijlmerplein 888, 1102 MG Amsterdam, hereinafter referred to as the "Pledgee", and as such representing the Pledgee; and

3. CME Media Enterprises B.V., a private company with limited liability, having its registered office at Amsterdam, The Netherlands, and with address: Leidseplein 29, 1017 PS Amsterdam, hereinafter referred to as the "Company", and as such representing the Company.

The powers of attorney granted to the deponent, the existence of which has been sufficiently demonstrated to me, a civil law notary, are evidenced by three non-notarial powers of attorney which will be attached to this document.

The deponents have declared:

WHEREAS:

- -        On the sixteenth day of July, nineteen hundred ninety-six the Pledgee and the Company entered into a Facility Agreement (hereinafter referred to as the "Facility Agreement") with regard to a credit facility up to a principal aggregate amount of ten million United States Dollars (US$ 10,000,000.--), granted by the Pledgee to the Company under the terms and conditions as set forth in the Facility Agreement.

- -        Under section 2.7 of the Facility Agreement, the Pledgor (as well as another party) shall grant to the Pledgee, in order to secure the payment of any and all amounts outstanding under the Facility Agreement, irrevocable and unconditional guarantee (hereinafter referred to as the "Guarantee").

- -        In order to effectuate the Guarantee, the Pledgor has issued a letter to the Pledgee, a copy of which is attached hereto (hereinafter referred to as the "Guarantee Letter"), in which the Pledgor unconditionally and irrevocably, by way of continuing guaranty guarantees the payment when due of all amounts payable by the Pledgor under the Facility Agreement, under all such terms and conditions as specified in the Guarantee Letter.

DESCRIPTION OF THE SHARES

1. The Pledgor is holder of the following shares in the Company's capital stock:

         - the one hundred and ninety-nine thousand nine hundred ninety-eight (199,998) shares, numbered 1 up to and including 199,998, each share with a par value of one Dutch Guilder (NLG 1.--), which shares will hereinafter be referred to as the "Shares".

         The Pledgor acquired the Shares following a share transfer pursuant to a notarial deed of share transfer, executed before H. van Wilsum, Esq., a civil law notary in Amsterdam, on the nineteenth day of September nineteen hundred and ninety-four.

2. The Articles of Incorporation of the Company do not exclude the right to create a pledge on shares of the Company.

CREATION OF PLEDGE / PROVISIONS

Article 1.

Pledge ("vestiging van pandrecht")

1.1 The Pledgor hereby grants a first ranking right of pledge on the Shares to the Pledgee and the Pledgee hereby accepts such pledge from the Pledgor.

1.2 The pledge as described in Article 1.1. shall be a security for any and all of the present or future, actual or contingent obligations owed to the Pledgee by the Pledgor, pursuant to the Guarantee Letter.

Article 2.

Warranties

2.1      The Pledgor represents, warrants and guarantees that:

         a. the Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company;

         b. the Shares are owned by the Pledgor free and clear in full and unencumbered ownership and there is no right of usufruct, charge, lien or other encumbrance of whatever nature on the Shares, except for the pledge created by this deed, and no depositary receipts in respect to the Shares have been issued;

         c. the Pledgor is entitled and has full legal capacity to pledge the Shares to the Pledgee;

         d.       the Shares have been fully paid-up;

         e. the execution and performance of this deed does not and will not violate or contravene:

                  -    any provisions of the laws of the Netherlands;

                  -    the Articles of Incorporation of the Pledgor;

                  - any credit, loan, pledge or other agreement binding on the Pledgor;

         f. the Company has not been dissolved and no resolution to dissolve the Company has been adopted by its general meeting of shareholders;

         g. this deed creates a valid first ranking right of pledge over the Shares in favor of the Pledgee.

Article 2.

Voting rights

For the duration of this Pledge the voting rights in respect of the Shares shall remain vested in the Pledgor.

The Pledgee does not have the rights conferred by law on holders of depositary receipts issued for shares with the cooperation of a company.

Article 3.

Default

3.1.     If and when the Pledgor is in default:

         a. the Pledgee shall be entitled to exercise all rights and to pursue all remedies which are granted to it under Netherlands law, which rights and remedies include:

                  - a public sale of the Shares in accordance with and subject to Netherlands law; or

                  - a sale of the Shares in a manner prescribed by the president of the competent Netherlands court, including the possibility to accept the Shares in payment of the debt, or part thereof, for an amount to be determined by such court, whereby in all cases the net proceeds of such sale or the amount determined by the competent court for which the Shares shall remain with the Pledgee, as the case may be, are deducted from the outstanding debt, including principal sum, interest, fee and costs. The restrictions with respect to a transfer of shares as may be provided in the Articles of Incorporation of the Company shall apply to the transfer of the Shares by the Pledgee, or the remaining of the Shares with the Pledgee. The Pledgee shall exercise all rights to which the Pledgor is entitled in respect to the transfer of shares of the Company. The Pledgor, in its capacity as the Company's shareholder, shall be under the obligation to adopt and to vote in favour of a resolution to grant approval to a transfer of the Shares by the Pledgee, or the remaining of the Shares with the Pledgee, as required under the transfer restrictions ("blokkeringsregeling") as contained in the Company's Articles of Incorporation, and hereby grants irrevocable power of attorney to the Pledgee to adopt and to vote in favour of such resolution on its behalf.

         b. The Pledgee shall be entitled to collect any and all (cash) dividends, (cash) distributions, and (cash) liquidation proceeds with respect to the Shares.

Article 4.

Without the prior written consent of the Pledgee:

         a. the Pledgor shall not create any (further) pledges, charges, rights of usufruct, liens or other encumbrances of whatever nature on the Shares, and will not transfer the Shares, whether or not in exchange for depositary receipts;

         b. the Company shall not give any cooperation to the issuance of depositary receipts for shares in its capital stock.

Article 5.

Evidence

The existence and the size of debt, is fully evidenced by (extracts) from the books and records of the Pledgee, provided that no contrary evidence is produced.

Article 6.

Costs

All costs in connection with this agreement including costs incurred in enforcing any rights under this agreement shall be for the account of the Pledgor.

Article 7.

Termination

As soon as the pledge created under this agreement has terminated, in whole or in part, the Pledgee shall, at the request and expense of the Pledgor, execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the pledge, or in case of a partial release, indicating which shares have been released from this pledge.

Article 8.

No rescission

To the fullest extent permitted by applicable law, the Pledgor hereby waives its right to rescind ("ontbinden") or avoid ("vernietigen") the legal acts ("rechtshandelingen") represented by this Deed.

Article 9.

Governing law

This agreement shall be governed by and construed in accordance with the laws of The Netherlands.

Final provisions.

1. Acknowledgment

The Company acknowledges the present pledge and shall cause the required notes to be entered into the shareholders' register of the Company. The Company shall as soon as practicable after the execution of this Deed issue a certified copy of the relevant pages of the shareholders' register of the Company evidencing that the present pledge has been entered therein.

2. Headings

The underlined headings have been included for easy reference only.
The deponent is known to me, a civil law notary, and the identity of the deponents of this deed has been established by means of the appropriate documents mentioned above. WITNESSED THIS DEED, the original of which was drawn up and executed in Amsterdam at the date first noted above.

After the purport of this deed was explained to the deponent, he declared that he had taken note of its contents and waived a full reading thereof. After a limited reading, this deed was subsequently signed by the deponent and me, a civil law notary.